IMMEDIATE RELEASE

TOWNSQUARE REPORTS STRONG FIRST QUARTER 2016 RESULTS

Greenwich, CT - May 10, 2016 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the first quarter ended March 31, 2016.

“Townsquare’s first quarter performance marked a solid start to 2016, driven by strong results across the Company. We grew pro forma net revenue 6.7% and saw particular strength in many of our local markets,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare.

First Quarter Highlights
As compared to the first quarter of 2015 on a pro forma basis:

•	Net revenue increased 6.7%

•	Local Advertising net revenue increased 4.4%

•	Other Media and Entertainment net revenue increased 45.3%

•	Adjusted EBITDA increased 3.3%

Quarter Ended March 31, 2016 Compared to the Quarter Ended March 31, 2015

Net Revenue
Net revenue for the quarter ended March 31, 2016 increased $13.3 million, or 16.4%, to $94.4 million, as compared to $81.1 million in the same period last year. This was driven primarily by the net revenue contribution of North American Midway Entertainment ("NAME"), which was acquired on September 1, 2015. Local Advertising net revenue increased $2.9 million, or 4.4%, to $67.9 million, Live Events net revenue increased $7.4 million, or 90.4%, to $15.5 million and Other Media and Entertainment net revenue increased $3.1 million, or 38.9%, to $11.0 million. Excluding political revenue, net revenue increased $12.2 million, or 15.1%, to $93.0 million and Local Advertising net revenue increased $1.8 million, or 2.7%, to $66.5 million.

Pro forma net revenue increased $5.9 million, or 6.7%, to $94.4 million, as compared to $88.5 million in the same period last year. As used in this release, the term “pro forma” means pro forma for the acquisition of NAME and the divestiture of 43 of our towers on September 1, 2015. Local Advertising net revenue increased $2.9 million, or 4.4%, to $67.9 million, Live Events net revenue decreased $0.4 million, or 2.2%, to $15.5 million due to the timing of certain events and Other Media and Entertainment net revenue increased $3.4 million, or 45.3%, to $11.0 million. Excluding political revenue, net revenue increased $4.8 million, or 5.5%, to $93.0 million and Local Advertising net revenue increased $1.8 million, or 2.7%, to $66.5 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended March 31, 2016 decreased $2.6 million, or 17.7%, to $12.0 million, as compared to $14.5 million in the same period last year.

Pro forma Adjusted EBITDA for the quarter ended March 31, 2016 increased $0.4 million, or 3.3%, to $12.0 million, compared to $11.6 million in the same period last year.

Liquidity and Capital Resources
As of March 31, 2016, we had a total of $30.8 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of March 31, 2016, we had $598.1 million of outstanding indebtedness and $567.2 million of outstanding indebtedness net of cash, representing 5.8x and 5.5x gross and net leverage, respectively, based on pro forma Adjusted EBITDA for the twelve months ended March 31, 2016 of $102.9 million.

The table below presents a summary, as of May 9, 2016, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	10,477,551	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	4,894,480	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,372,191

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, have equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Segment Reporting
We have two reportable operating segments, which are Local Advertising and Live Events, and report the remainder of our business in an Other Media and Entertainment category. Our Local Advertising segment is composed of broadcast, digital and mobile advertising on our stations, streams, websites and mobile application. Our Live Events segment is composed of a diverse range of live events, which we create, promote and produce, including musical concerts, multi-day music festivals, fairs, consumer expositions and trade shows, athletic events, lifestyle events and other forms of entertainment. The Other Media and Entertainment business principally includes digital marketing solutions, national digital assets and other revenue.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2016 financial results on Tuesday, May 10, 2016 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13634556. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through May 17, 2016. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13634556. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 309 radio stations and more than 325 local websites in 66 U.S. markets, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, a digital marketing solutions company serving approximately 8,700 small to medium sized businesses, and one of the largest digital advertising networks focused on music and entertainment reaching more than 60 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXL.com, TasteofCountry.com, Loudwire.com, JustJared.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and per Share Data)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$30,820	$33,298
Accounts receivable, net of allowance of $2,251 and $2,114, respectively	52,382	60,143
Prepaid expenses and other current assets	17,722	9,766
Total current assets	100,924	103,207
Property and equipment, net	135,210	133,943
Intangible assets, net	516,750	517,979
Goodwill	292,953	292,953
Investments	5,049	5,049
Other assets	7,450	7,580
Total assets	$1,058,336	$1,060,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,699	$9,549
Current portion of long-term debt	173	171
Deferred revenue	24,195	17,496
Accrued expenses and other current liabilities	21,862	29,958
Accrued interest	9,763	4,910
Total current liabilities	62,692	62,084
Long-term debt, less current portion (net of deferred finance costs of $9,581 and $9,962, respectively)	588,314	588,657
Deferred tax liability	34,387	35,233
Other long-term liabilities	11,020	11,297
Total liabilities	696,413	697,271
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 9,946,354 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	100	100
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 4,894,480 shares issued and outstanding at both March 31, 2016 and December 31, 2015, respectively	49	49
Total common stock	179	179
Additional paid-in capital	361,438	361,186
Retained (deficit) earnings	(70)	1,391
Accumulated other comprehensive (loss) income	(313)	44
Non-controlling interest	689	640
Total liabilities and stockholders’ equity	$1,058,336	$1,060,711

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2016	2015

Net revenue	$94,432	$81,118

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	76,905	61,329
Depreciation and amortization	6,123	3,671
Corporate expenses	5,557	5,240
Stock-based compensation	252	—
Transaction costs	169	47
Net gain on sale of assets	(366)	(7)
Total operating costs and expenses	88,640	70,280
Operating income	5,792	10,838
Other expenses:
Interest expense, net	8,565	10,561
Other (income) expense, net	(483)	48
(Loss) income before income taxes	(2,290)	229
(Benefit) provision for income taxes	(907)	98
Net (loss) income	$(1,383)	$131

Net (loss) income attributable to:
Controlling interests	$(1,461)	$96
Non-controlling interests	78	35

Net (loss) income per share:
Basic	$(0.08)	$0.01
Diluted	$(0.08)	$—

Weighted average shares outstanding:
Basic	17,863	17,374
Diluted	17,863	33,767

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income attributable to:
Controlling interests	$(1,461)	$96
Non-controlling interests	78	35
Net (loss) income	$(1,383)	$131
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	6,123	3,671
Amortization of deferred financing costs	380	575
Deferred income tax (benefit) expense	(907)	98
Provision for (recovery of) doubtful accounts	610	(360)
Stock-based compensation expense	252	—
Cancellation of debt	(34)	—
Amortization of bond premium	—	(424)
Net gain on sale of assets	(366)	(7)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	6,353	8,584
Prepaid expenses and other assets	(7,332)	(1,474)
Accounts payable	(2,871)	329
Accrued expenses	(1,460)	(830)
Accrued interest	4,853	9,678
Other long-term liabilities	(277)	10
Net cash provided by operating activities	3,941	19,981
Cash flows from investing activities:
Payments for acquisitions, net of cash received	—	(2,673)
Acquisition of intangibles	—	(32)
Purchase of property and equipment	(6,496)	(3,133)
Proceeds from insurance settlement	451	—
Proceeds from sale of assets	842	53
Net cash used in investing activities	(5,203)	(5,785)
Cash flows from financing activities:
Offering costs	—	(99)
Repayment of long-term debt	(646)	(284)
Cash distributions to non-controlling interests	(29)	(23)
Repayments of capitalized obligations	(42)	(39)
Net cash used in financing activities	(717)	(445)
Net effect of foreign currency exchange rate changes	(499)	—
Net (decrease) increase in cash	(2,478)	13,751
Cash:
Beginning of period	33,298	24,462
End of period	$30,820	$38,213
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$3,323	$719
Income taxes	435	182
Barter transactions:
Barter revenue – included in net revenue	$4,217	$2,992
Barter expense – included in direct operating expenses	3,080	2,874

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Statement of Operations Data:
Local Advertising net revenue	$67,915	$65,053
Live Events net revenue	15,546	8,166
Other Media and Entertainment net revenue	10,971	7,899
Net revenue	94,432	81,118
Operating Costs and Expenses:
Local Advertising direct operating expenses	48,236	46,202
Live Events direct operating expenses	18,787	7,572
Other Media and Entertainment direct operating expenses	9,882	7,555
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	76,905	61,329
Depreciation and amortization	6,123	3,671
Corporate expenses	5,557	5,240
Stock-based compensation	252	—
Transaction costs	169	47
Net gain on sale of assets	(366)	(7)
Total operating costs and expenses	88,640	70,280
Operating income	5,792	10,838
Other expense:
Interest expense, net	8,565	10,561
Other (income) expense, net	(483)	48
Total other expense	8,082	10,609
(Loss) income before income taxes	(2,290)	229
(Benefit) provision for income taxes	(907)	98
Net (loss) income	$(1,383)	$131

The following table summarizes pro forma net revenue and direct operating expenses broken out by segment for the three months ended March 31, 2016 and 2015, respectively (dollars in thousands):

	Three Months Ended March 31,
	2016	2015
Statement of Operations Data:
Local Advertising net revenue	$67,915	$65,053
Live Events net revenue	15,546	15,900
Other Media and Entertainment net revenue	10,971	7,551
Net revenue	94,432	88,504
Operating Costs and Expenses:
Local Advertising direct operating expenses	48,236	46,109
Live Events direct operating expenses	18,787	18,014
Other Media and Entertainment direct operating expenses	9,882	7,555
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	76,905	71,678
Direct Profit	$17,527	$16,826

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the three months ended March 31, 2016 and 2015, respectively (dollars in thousands):

	Actual
	Three Months Ended March 31,
	2016	2015
Net (loss) income	$(1,383)	$131
(Benefit) provision for income taxes	(907)	98
Interest expense, net	8,565	10,561
Transaction costs	169	47
Depreciation and amortization	6,123	3,671
Corporate expenses	5,557	5,240
Stock-based compensation	252	—
Other(a)	(849)	41
Direct Profit	17,527	19,789
Corporate expenses	(5,557)	(5,240)
Adjusted EBITDA	$11,970	$14,549
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the three months ended March 31, 2016 and 2015, respectively (dollars in thousands):

	Pro Forma
	Three Months Ended March 31,
	2016	2015
Net loss	$(1,383)	$(2,094)
Benefit for income taxes	(907)	(1,619)
Interest expense, net	8,565	8,462
Transaction costs	169	47
Depreciation and amortization	6,123	6,551
Corporate expenses	5,557	5,240
Stock-based compensation	252	—
Other(a)	(849)	239
Direct Profit	17,527	16,826
Corporate expenses	(5,557)	(5,240)
Adjusted EBITDA	$11,970	$11,586
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2016 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	March 31, 2016
Net (loss) income	$(12,597)	$21,414	$2,764	$(1,383)	$10,198
(Benefit) provision for income taxes	(9,743)	16,560	2,139	(907)	8,049
Net loss on debt extinguishment	30,017	288	—	—	30,305
Interest expense, net	8,496	8,530	8,529	8,565	34,120
Transaction costs	125	1,125	442	169	1,861
Depreciation and amortization	6,525	6,769	5,508	6,123	24,925
Corporate expenses	6,602	6,106	7,463	5,557	25,728
Stock-based compensation	1,403	2,875	—	252	4,530
Impairment FCC licenses	—	—	1,680	—	1,680
Other(a)	23	(11,926)	28	(849)	(12,724)
Direct Profit	30,851	51,741	28,553	17,527	128,672
Corporate expenses	(6,602)	(6,106)	(7,463)	(5,557)	(25,728)
Adjusted EBITDA	$24,249	$45,635	$21,090	$11,970	$102,944
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit and Adjusted EBITDA (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other (income) expense (net), interest expense, net loss on debt extinguishment, transaction costs, corporate expenses, net (gain) loss on sale of assets, impairment of FCC licenses and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Direct Profit and Adjusted EBITDA do not represent, and should not be considered as alternatives to, net (loss) income or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit and Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit and Adjusted EBITDA when determining discretionary bonuses.